EXHIBIT 10.1

Arlington Asset Investment Corp.

2014 Long-Term Incentive Plan

Arlington Asset Investment Corp., a corporation existing under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes and adopts the following 2014 Long-Term Incentive Plan (the “Plan”).

ARTICLE 1
PURPOSE OF THE PLAN

1.1           Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2
DEFINITIONS

2.1           “Accounting Firm” shall have the meaning set forth in Section 11.4.

2.2           “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Interest Equivalent, Other Stock-Based Award, or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5           “Board” shall mean the board of directors of the Company.

2.6            “Change in Control” shall have the meaning set forth in Section 11.1.

2.7            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.8           “Committee” shall mean the Compensation Committee of the Board.

2.9           “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10         “Director” shall mean a non-employee member of the Board.

2.11         “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12         “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.13         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14         “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be (i) the per Share closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date (or if there was no such sale on such date, on the last preceding date on which a sale was reported); or, (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.15         “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.16         “Interest Equivalent” shall have the meaning set forth in Section 12.5

2.17         “Limitations” shall have the meaning set forth in Section 3.3.

2.18         “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. Options shall be “nonstatutory” options that are not subject to Section 421 of the Code.

2.19         “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.20         “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.21         “Payee” shall have the meaning set forth in Section 13.1.

2.22         “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

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2.23         “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.24         “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.25         “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.26         “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.27         “Prior Plans” shall mean, collectively, the Arlington Asset Investment Corp. 2011 Long-Term Incentive Plan, the FBR Stock and Annual Incentive Plan, the Friedman, Billings, Ramsey Group, Inc. 2004 Long-Term Incentive Plan, and the Company’s Non-Employee Director Stock Compensation Plan.

2.28         “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29         “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30         “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31         “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.32         “Restriction Period” shall have the meaning set forth in Section 7.1.

2.33         “Shares” shall mean the shares of Class A common stock of the Company, par value $0.01 per share.

2.34         “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

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2.35        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.37        “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1          Number of Shares.

(a)          Subject to adjustment as provided in Section 12.2, a total of 2,000,000 Shares, plus any Shares that become available for the Plan under Sections 3.1(b) and 3.1(c) shall be authorized for grant under the Plan.

(b)          If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares on or after the effective date of the Plan, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award on or after the effective date of the Plan, the Shares, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, shall again be available for Awards under the Plan.

(c)          In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan. In the event that on or after the effective date of the Plan (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

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(d)          Substitute Awards shall not reduce the Shares authorized for grant under the Plan and Substitute Awards may be granted without regard to the Limitations prescribed by Section 3.3. Shares subject to a Substitute Award shall not again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

3.2          Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE 4
ELIGIBILITY AND ADMINISTRATION

4.1          Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2          Administration.

(a)          The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b)          The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents or Interest Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

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(c)          Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the final approval of the Board.

(d)          To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more Directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

ARTICLE 5
OPTIONS

5.1          Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2          Award Agreements.  All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. The grant of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3          Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 11.2 or Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as described in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

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5.4          Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, if on the last business day coincident with or immediately preceding the expiration date of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by the Participant or other holder of the Option due to the “black-out period” of a Company policy or a “lock-up” agreement entered into in connection with an issuance of securities by the Company, the expiration date of the Option shall be extended until the thirtieth (30th) day after the end of the legal prohibition, black-out period or lock-up agreement.

5.5          Exercise of Options.

(a)          The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)          Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including by certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may be exercisable pro rata over such time).

(c)          Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a Tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

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5.6          Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

ARTICLE 6
STOCK APPRECIATION RIGHTS

6.1          Grant and Exercise.  The Committee may grant Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2          Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)          Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other lesser amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or, in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, the option price per share of the related Option.

(b)          The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)          Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d)          Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised; provided, however, that if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

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(e)          The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(f)          The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(f), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) a grant price less than Fair Market Value on the date of grant, or (ii) except in the event of death or disability, a term of greater than ten years. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Freestanding Stock Appreciation Rights will not be exercisable before the expiration of one year from the date the right is granted. Notwithstanding the foregoing, if on the last business day coincident with or immediately preceding the expiration date of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by the Participant or other holder of the Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement entered into in connection with an issuance of securities by the Company, the expiration date of the Stock Appreciation Right shall be extended until the thirtieth (30th) day after the end of the legal prohibition, black-out period or lock-up agreement.

(g)          The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(h)          An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the related Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right (or the related Option, but not both) shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes and any fractional Share shall be settled in cash.

(i)          Without the approval of the Company’s stockholders, other than pursuant to Section 11.2 or Section 12.2, the Committee shall not (a) reduce the grant price of any Stock Appreciation Right after the date of grant (b) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), or (c) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

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ARTICLE 7
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

7.1           Grants.  Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively). To the extent provided in the Award Agreement evidencing a Performance Award or the terms of other cash-based incentive compensation awards, Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2           Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3           Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting or other rights of a shareholder with respect to such Award (unless and until the Restricted Stock Unit Award is settled in Shares) but the Award Agreement evidencing the Restricted Stock Unit Award may provide for the payment (on a current or deferred basis) of Dividend Equivalents under Section 12.5. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award and any Dividend Equivalents representing a distribution of property (but not cash) for the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals and any Dividend Equivalents representing cash dividends or any property other than cash for the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time and to the extent that such restrictions and risk of forfeiture lapse.

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ARTICLE 8
OTHER STOCK-BASED AWARDS

8.1           Stock and Administration.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or securities convertible into Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan and other earned cash-based compensation.

8.2           Award Agreements.  The terms of Other Stock-Based Awards granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. In addition, the Committee may award unrestricted Shares to Participants in lieu of certain cash payments awarded under other compensation plans or programs of the Company. Notwithstanding the provisions of this Section, dividends and Dividend Equivalents with respect to Shares covered by an Other Stock-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Stock-Based Award with respect to which such Dividend Equivalents have been credited.

8.3           Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion. Other Stock-Based Awards shall be paid in Shares, cash or a combination, as determined by the Committee.

8.4           Deferral of Director Fees.  Directors shall, if determined by the Board, receive Other Stock-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Stock-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

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ARTICLE 9
PERFORMANCE AWARDS

9.1           Terms of Performance Awards.  Performance Awards in the form of Performance Shares or Performance Units may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2           Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. Dividend Equivalents with respect to the Shares covered by a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by the Performance Award with respect to which such Dividend Equivalents have been credited. The terms of Performance Awards need not be the same with respect to each Participant.

9.3           Payment.  Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, subject to the requirements of Section 409A of the Code.

ARTICLE 10
CODE SECTION 162(m) PROVISIONS

10.1         Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Stock-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

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10.2         Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, then the lapsing of restrictions on such an Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenues; revenue growth; asset growth; combined net worth; debt to equity ratio; debt to capitalization ratio; debt reduction; earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; operating income (before or after taxes); operating margin, gross margin; operating cash flow; pre- or after-tax net income or loss (before or after allocation of corporate overhead and/or bonus); cash flow or free cash flow; cash flow or free cash flow per share (before or after dividends); core operating income or core operating income per share (before or after dividends); year-end cash; cash margin; net income or loss (before or after taxes); earnings per share; return on equity; return on investment; return on total capital; return on capital employed; return on assets or net assets; return on revenue; cash flow return on investment; economic value added (or an equivalent metric); share price performance; total shareholder return; comparisons with various stock market indices; attainment of strategic and operational initiatives; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including but not limited to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company, Affiliate, division or business unit or not within the reasonable control of management, or (c) the cumulative effects changes in tax or accounting standards required by generally accepted accounting principles. Such performance goals and any exclusions shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3         Adjustments.  Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

10.4         Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.5         Limitations on Grants to Individual Participant.  Subject to adjustment as provided, in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any twelve (12) month period with respect to more than 300,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards during any calendar year that are intended to comply with the performance-based compensation exception under Code Section 162(m) and are denominated in Shares under which more than 300,000 Shares may be earned for each twelve (12) months in the vesting period or Performance Period. During any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based compensation exception under Code Section 162(m) and are denominated in cash under which more than may $10,000,000 may be earned for each twelve (12) months in the Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section.

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ARTICLE 11
CHANGE IN CONTROL PROVISIONS

11.1       Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)          acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 11.1 or (5) any acquisition of beneficial ownership by Eric Billings or any entity that is controlled by Eric Billings; or

(b)          During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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(c)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(e)          If a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and that is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in subsection (a), (b) or (c) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

11.2       Assumption Upon Change in Control.  In the event of a Change in Control the successor company may assume or grant a substitute for an Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. In the event of an assumption or substitution of an Option or Stock Appreciation Right, the exercise price and number of Shares shall be adjusted in accordance with Section 12.2. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination without cause or a voluntary termination for good reason of a Participant’s employment in such successor company within a 24-month period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.3 below.

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11.3         Impact of Change in Control.  Notwithstanding the foregoing, if the successor company in a Change in Control does not assume or make a substitute grant for an Award in accordance with Section 11.2 (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested and the Restricted Stock Units shall be earned and payable (either in full or pro rata based on the portion of the Restriction Period completed as of the date of the Change in Control) and any deferral or other restriction shall lapse and such Restricted Stock Units shall be immediately settled or distributed, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding the preceding sentence, if an Option or Stock Appreciation Right is not assumed or replaced with a substitute grant in accordance with Section 11.2, the Committee, in its discretion, may determine that each such Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.4         Limitations on Benefits.  The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code. As provided in this Section 11.4, the Parachute Payments will be reduced pursuant to this Section 11.4 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than the Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

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The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Section 4999 of the Code (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes it determinations under this Section 11.4, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.4 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.4 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company with interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 11.4, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control. For purposes of this Section 11.4, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1, 3101(b) and 4999 of the Code and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 11.4, the term “Parachute Payment” means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.

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Notwithstanding any other provision of this Section 11.4, the limitations and provisions of this Section 11.4 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is not entitled to receive Parachute Payments in excess of the Capped Payments.

ARTICLE 12
GENERALLY APPLICABLE PROVISIONS

12.1         Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable; provided, however, that no such action may adversely impair the rights of Participants with respect to outstanding Awards, without such Participants’ consent. In addition, an amendment, alteration or modification of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by law, the rules and regulations of any exchange or quotation system on which the Shares are listed or quoted or if such action would materially increase the benefits accruing to Participants under the Plan, materially increase the number of Shares that may be issued under the Plan (other than an adjustment pursuant to Section 12.2) or materially modify the requirements for eligibility to participate in the Plan. For the avoidance of doubt, the Board may not, (except pursuant to Section 12.2 or in connection with a Change in Control) without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option or the grant price of a Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the option price or grant price, as applicable, per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or Substitute Awards), or (c) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

12.2         Adjustments.  The number, class and kind of securities that may be issued under the Plan, the terms of outstanding Awards and the Limitations shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a stock dividend, stock split-up, extraordinary cash dividend, subdivisions or consolidations of shares that affect the number or kind of shares (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Shares subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Section 12.2 by the Board shall be nondiscretionary, final and conclusive.

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12.3        Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4        Termination of Employment.  Unless the Committee shall determine otherwise at or after the date of grant, the following termination provisions shall apply:

(a)          Death or Disability.  Upon a Participant’s termination due to death or disability, as those terms may be defined in the Award Agreement, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall immediately vest and become fully exercisable, and remain exercisable for one year, even if one year exceeds the original option term, and even if death occurs during a post-termination exercise period; (ii) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of termination and performance to such date), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; (iii) restrictions and deferral limitations on Restricted Stock, Other Stock-Based Awards, and any other Awards shall lapse and the Restricted Stock shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(b)          Retirement.  Upon a Participant’s retirement, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-compete, non-solicitation, non-disclosure, and non-disparagement agreements, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall continue to vest and, once vested, shall remain exercisable for the lesser of three (3) years from vesting date or their original terms; (ii) Performance Awards shall continue to vest and shall be payable upon completion of the applicable Performance Period to the extent the associated performance goals are achieved; (iii) Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, or any other Awards shall continue to vest, as applicable; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

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(c)          Involuntary Termination Without Cause due to a Reduction in Force.  Upon a Participant’s involuntary termination without cause due to a reduction in force, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-solicitation, non-disclosure, and non-disparagement agreements, (i) vested Options and Stock Appreciation Rights outstanding as of the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited; (ii) Performance Awards shall be payable at the end of the applicable Performance Period, to the extent the associated performance goals are achieved, pro-rata based on the number of months of the Performance Period that have been completed as of the date of termination divided by the total number of months in the Performance Period; (iii) Restricted Stock, Other Stock-Based Awards or any other Awards subject to a cliff vesting or annual pro rata vesting provision shall vest pro-rata based on the number of months of the vesting period completed as of the date of termination divided by the total number of months in the vesting period, and unvested Restricted Stock, unvested Other Stock-Based Awards or any other unvested Awards shall be forfeited; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(d)          Termination for Cause.  Upon a Participant’s termination for cause, as that term may be defined in the Award Agreement, (i) all Options and Stock Appreciation Rights outstanding as of the date of termination, whether vested or not vested, shall be immediately canceled, and (ii) any unvested awards of Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

(e)          Other Termination.  Upon a Participant’s termination for any other reason, including voluntary resignation and involuntary termination without cause not due to a reduction in force, as those terms may be defined in the Award Agreement, (i) vested Options and Stock Appreciation Rights outstanding on the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited, and (ii) unvested Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

12.5        Deferral; Dividend Equivalents and Interest Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any cash-based Award, including deferred Awards or accumulated cash Dividend Equivalents, may be credited with interest (“Interest Equivalents”) on the same basis as provided above. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

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ARTICLE 13
MISCELLANEOUS

13.1         Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.2         Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3         Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4         Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

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13.5         Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6         Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7         Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8         Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9         Construction.  All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10         Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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13.11         Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Virginia and construed accordingly.

13.12         Effective Date of Plan; Termination of Plan.  The Plan shall be effective if the votes cast in favor of the approval of the Plan by the stockholders of the Company exceed the votes cast opposing such proposal at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or after the date the Plan is approved by shareholders in accordance with the first sentence of this Section 13.12 and prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13         Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14         Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.15         Compliance with Section 409A of the Code.  All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Award Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

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13.16         Return of Awards; Repayment.  All awards granted under the Plan are subject to the condition that the Company may require that such Award must be returned and that any payment made with respect to an Award must be repaid if such action is required under the terms of any Company “clawback” policy as in effect on the date that the payment was made, on the date the Award was granted or, as applicable, on the date the Award was exercised, vested or settled.

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